Exhibit 99.1

BLUE COAT REPORTS FINANCIAL RESULTS FOR SECOND QUARTER

ENDED OCTOBER 31, 2008

Achieves Record Net Revenue

SUNNYVALE, Calif., November 25, 2008 – Blue Coat Systems, Inc. (NASDAQ: BCSI), the leader in WAN Application Delivery and Secure Web Gateway, today reported its financial results for its second quarter of fiscal 2009 ended October 31, 2008. Total net revenue for the second quarter of fiscal 2009 was $119.0 million, an increase of 62% compared to net revenue of $73.4 million in the same quarter last year, and an increase of 16% compared to net revenue of $102.5 million in the immediately preceding quarter. Excluding net revenue associated with the acquisition of Packeteer, Inc. on June 6, 2008, net revenue for the second quarter of fiscal 2009 was $93.9 million, an increase of 28% compared to net revenue of $73.4 million in the same quarter last year, and an increase of 9% compared to net revenue of $86.4 million in the immediately preceding quarter.

“Despite a difficult economic environment, Blue Coat continued to execute its strategy during the second quarter, enabling us to once again report record net revenue,” said Brian NeSmith, president and chief executive officer, Blue Coat Systems. “We have largely completed the integration of Packeteer, Inc., which we acquired in June, and recognized approximately $25 million in net revenue from the acquired business in the second quarter. In addition, we achieved integration between our ProxySG appliances and the PacketShaper appliances we acquired from Packeteer. Customers around the world have an ongoing need to gain visibility and control of corporate networks, accelerate business-critical applications, and prevent malicious attacks to achieve the cost and risk reduction that is essential to their success. Blue Coat is uniquely positioned to provide the visibility, acceleration and security required in a single solution.”

On a GAAP basis, the Company reported a net loss of $0.3 million, or ($0.01) per share, in the second quarter of fiscal 2009, compared to net income of $7.0 million, or $0.17 per diluted share, in the second quarter of fiscal 2008, and a net loss of $5.8 million, or ($0.15) per share, in the first quarter of fiscal 2009.

The Company reported non-GAAP net income of $11.6 million, or $0.27 per diluted share, in the second quarter of fiscal 2009, compared to non-GAAP net income of $12.4 million, or $0.30 per diluted share, in the second quarter of fiscal 2008, and net income of $6.8 million, or $0.16 per diluted share, in the first quarter of fiscal 2009.

Current quarter GAAP and non-GAAP net income includes $4.6 million of expense for Packeteer integration activities compared to $4.8 million in the first quarter of fiscal 2009. These expenses relate principally to compensation incentives that are not anticipated in future quarters.

Excluded from current quarter non-GAAP net income is $7.2 million in expense related to the fair value write-up of acquired inventory that was sold during the quarter, $5.1 million in stock-based compensation expense, $3.2 million in amortization of intangible assets, and $0.7 million in expenses associated with matters related to the stock option investigation. Non-GAAP net income for the current quarter also includes $4.3 million in additional income tax expense based on a 30% effective tax rate applied to non-GAAP pre-tax income.

In the second quarter of fiscal 2008, non-GAAP net income excluded $4.0 million in stock-based compensation expense, $0.4 million in amortization of intangible assets, $0.7 million in expenses associated with matters related to the stock option investigation, and $0.3 million in legal settlement costs. Non-GAAP net income in the second quarter of fiscal 2008 did not include additional tax expense for non-GAAP items as the Company’s tax liability at that time was limited to foreign and state tax obligations.

Non-GAAP net income in the first quarter of fiscal 2009 included $4.8 million of expense for integration activities related to the acquisition of Packeteer, but excluded $6.1 million in expense related to the fair value write-up of acquired inventory that was sold during the quarter, $4.2 million in stock-based compensation expense, $2.1 million in amortization of intangible assets, $0.7 million in expenses associated with matters related to the stock option investigation, and $1.5 million in restructuring expense related to severance costs. Non-GAAP net income in the first quarter of fiscal 2009 also included $2.1 million in additional income tax expense based on a 30% effective tax rate applied to non-GAAP pre-tax income.

Blue Coat ended the quarter on October 31, 2008, with cash, cash equivalents, and restricted cash of $97.8 million, an increase of $21.5 million from the prior quarter. Cash flow provided by operations in the second quarter of fiscal 2009 was $27.1 million.

Financial Outlook

For the third fiscal quarter ending January 31, 2009, in consideration of the current economic environment the Company is currently planning net revenue in the range of $106.0 to $112.0 million. On a GAAP basis, the Company expects a net loss of ($0.12) to ($0.03) per share. On a non-GAAP basis, the Company expects net income of $0.12 to $0.20 per diluted share. Non-GAAP earnings per diluted share excludes expense related to the fair value write-up of acquired inventory sold during the quarter, stock-based compensation expense, amortization of intangible assets, and expenses associated with the stock option investigation and assumes an effective tax rate of 30% on non-GAAP pre-tax income.

About Non-GAAP Financial Measures

Blue Coat uses non-GAAP financial measures of income for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Blue Coat believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. Blue Coat believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as expense related to the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses associated with matters related to the stock option investigation, restructuring expenses, and related tax adjustments. In addition, the Company’s management and board of directors use certain non-GAAP financial measures in developing operating budgets and in reviewing the Company’s financial results of operations, since items such as expense related to the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses associated with matters related to the stock option investigation, restructuring expenses, and related tax adjustments do not impact its current resource allocation decisions. Additionally, the Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating income, net income and income per share.

Conference Call & Webcast

The Company will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Participants should call (612) 234-9959 with the passcode: 968268. A replay of the call will be available starting November 25, 2008 at 4:00 p.m. Pacific Time (7:00 p.m. Eastern Time), and can be accessed by calling (320) 365-3844 with the passcode: 968268. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

About Blue Coat Systems

Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat’s family of appliances and client-based solutions – deployed in branch offices, Internet gateways, end points, and data centers – provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 40,000 appliances worldwide. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

# # #

FORWARD LOOKING STATEMENTS: This document contains certain forward looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements including: statements regarding the Company’s expected net revenue, GAAP earnings per share and non-GAAP earnings per share in the third fiscal quarter of 2009; the expected results of the Company’s recent acquisition of Packeteer; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the risks that are described from time to time in the Securities and Exchange Commission reports filed by Blue Coat, including but not limited to the risks described in Blue Coat’s Annual Report on Form 10-K for the year ended April 30, 2008 and in its Quarterly Report on Form 10-Q for the quarter ended July 31, 2008. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Blue Coat. Blue Coat assumes no obligation and does not intend to update these forward-looking statements except as required by applicable law.

Media Contact:	Steve Schick	Investor Contact:	Daniel Levy
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		daniel.levy@bluecoat.com
	408-220-2076		408-220-2318

BLUE COAT SYSTEMS, INC.

Table 1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended October 31,
	October 31,	July 31,	October 31,
	2008	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue:
Product	$84,797	$73,929	$56,709	$158,726	$104,785
Service	34,227	28,574	16,716	62,801	31,043

Total net revenue	119,024	102,503	73,425	221,527	135,828
Cost of net revenue:
Product	25,120	22,114	10,815	47,234	20,634
Service	12,017	9,953	5,563	21,970	10,355

Total cost of net revenue	37,137	32,067	16,378	69,204	30,989

Gross profit	81,887	70,436	57,047	152,323	104,839
Operating expenses:
Sales and marketing	44,952	43,648	31,358	88,600	59,972
Research and development	20,171	18,187	12,709	38,358	24,324
General and administrative	13,281	11,033	6,792	24,314	12,474
Amortization of intangible assets	1,862	1,162	113	3,024	225
Restructuring	—	1,546	—	1,546	—

Total operating expenses	80,266	75,576	50,972	155,842	96,995

Operating income/(loss)	1,621	(5,140)	6,075	(3,519)	7,844
Interest income	117	345	1,516	462	2,763
Other expense	(1,353)	(187)	(146)	(1,540)	(189)

Income/(loss) before income taxes	385	(4,982)	7,445	(4,597)	10,418
Provision for income taxes	636	853	492	1,489	823

Net income/(loss)	$(251)	$(5,835)	$6,953	$(6,086)	$9,595

Basic net income/(loss) per common share	$(0.01)	$(0.15)	$0.20	$(0.16)	$0.30

Diluted net income/(loss) per common share	$(0.01)	$(0.15)	$0.17	$(0.16)	$0.24

Shares used in computing basic net income/(loss) per common share	38,432	38,016	34,625	38,224	32,524

Shares used in computing diluted net income/(loss) per common share	38,432	38,016	40,835	38,224	39,951

BLUE COAT SYSTEMS, INC.

Table 2

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

		Three Months Ended			Six Months Ended October 31,
		October 31,	July 31,	October 31,
		2008	2008	2007	2008	2007
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross Profit Reconciliation:
GAAP gross profit		$81,887	$70,436	$57,047	$152,323	$104,839
Fair value adjustment of acquired inventory	A	7,214	6,076	—	13,290	—
Stock-based compensation expense included in cost of revenue	B	491	409	363	900	676
Amortization of intangible assets	C	1,386	966	336	2,352	672
Expenses for matters related to the stock option investigation	D	—	—	21	—	213

Non-GAAP gross profit		$90,978	$77,887	$57,767	$168,865	$106,400

Operating Income Reconciliation:
GAAP operating income/(loss)		$1,621	$(5,140)	$6,075	$(3,519)	$7,844
Fair value adjustment of acquired inventory	A	7,214	6,076	—	13,290	—
Stock based compensation expense	B	5,094	4,249	3,966	9,343	7,315
Amortization of intangible assets	C	3,249	2,128	449	5,377	897
Expenses for matters related to the stock option investigation	D	653	703	740	1,356	2,623
Legal settlement	E	—	—	250	—	250
Restructuring	F	—	1,546	—	1,546	—

Non-GAAP operating income		$17,831	$9,562	$11,480	$27,393	$18,929

Net Income Reconciliation:
GAAP net income/(loss)		$(251)	$(5,835)	$6,953	$(6,086)	$9,595
Fair value adjustment of acquired inventory	A	7,214	6,076	—	13,290	—
Stock based compensation expense	B	5,094	4,249	3,966	9,343	7,315
Amortization of intangible assets	C	3,249	2,128	449	5,377	897
Expenses for matters related to the stock option investigation	D	653	703	740	1,356	2,623
Legal settlement	E	—	—	250	—	250
Restructuring	F	—	1,546	—	1,546	—
Non-GAAP tax provision	G	(4,342)	(2,063)	—	(6,405)	—

Non-GAAP net income		$11,617	$6,804	$12,358	$18,421	$20,680

Earnings per Share Reconciliation:
GAAP diluted earnings/(loss) per share		$(0.01)	$(0.15)	$0.17	$(0.16)	$0.24
Fair value adjustment of acquired inventory	A	0.17	0.14	—	0.31	—
Stock based compensation expense	B	0.12	0.10	0.09	0.22	0.18
Amortization of intangible assets	C	0.07	0.05	0.01	0.13	0.02
Expenses for matters related to the stock option investigation	D	0.01	0.02	0.02	0.03	0.07
Legal settlement	E	—	—	0.01	—	0.01
Restructuring	F	—	0.04	—	0.04	—
Non-GAAP tax provision	G	(0.10)	(0.04)	—	(0.15)	—
Anti-dilution adjustment for GAAP-based net loss		0.01	—	—	0.01	—

Non-GAAP diluted earnings per share		$0.27	$0.16	$0.30	$0.43	$0.52

Shares used in computing GAAP net income/(loss) per share		38,432	38,016	40,835	38,224	39,951
Dilutive securities		5,180	4,109	—	4,601	—

Shares used in computing non-GAAP diluted net income per share		43,612	42,125	40,835	42,825	39,951

Notes:

(A)	Purchase accounting requires that acquired inventory be adjusted to its estimated fair value.

As a result, the value of inventory acquired in the Packeteer acquisition was increased. As the acquired inventory is sold, the associated profit in acquired inventory increases the cost of revenue and reduces gross margins. The profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods.

(B)	Results include stock-based compensation expense as follows:

	Three Months Ended			Six Months Ended October 31,
	October 31,	July 31,	October 31,
	2008	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of revenue	$491	$409	$363	$900	$676
Sales and marketing	1,730	1,521	1,384	3,251	2,498
Research and development	1,384	1,117	1,175	2,501	2,277
General and administrative	1,489	1,202	1,044	2,691	1,864

Total	$5,094	$4,249	$3,966	$9,343	$7,315

(C)	Amortization of intangible assets associated with the acquisitions of Packeteer Inc., certain NetCache assets, Permeo Technologies, Inc., Cerberian, Inc., and Ositis Software, Inc., in June 2008, September 2006, March 2006, November 2004 and November 2003, respectively.

(D)	Includes expenses associated with matters related to the Company’s stock option investigation and payments to former employees and tax authorities related to the taxes, penalties and interest.

(E)	In fiscal Q2 2008, we incurred approximately $250,000 in legal settlement expenses.

(F)	Restructuring includes severance costs for Blue Coat employees terminated in connection with the Packeteer acquisition.

(G)	For purposes of presenting non-GAAP results in a manner consistent with prior periods, the provision for income taxes on a non-GAAP basis was calculated using the expected long-term rate of 30%.

BLUE COAT SYSTEMS, INC.

Table 3

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2008	April 30, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$96,944	$160,974
Short-term investments	—	1,204
Accounts receivable, net	80,148	59,056
Inventories	11,490	262
Prepaid expenses and other current assets	9,504	7,163
Deferred tax asset	8,684	7,294

Total current assets	206,770	235,953
Property and equipment, net	25,233	14,975
Restricted cash	861	861
Goodwill	244,396	92,243
Identifiable intangible assets, net	55,111	5,010
Investment in Packeteer, Inc.	—	25,092
Non-current deferred tax asset	10,478	11,867
Other assets	1,933	1,767

Total assets	$544,782	$387,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,394	$18,695
Accrued payroll and related benefits	21,917	16,464
Deferred revenue	94,721	68,242
Other accrued liabilities	17,353	8,991

Total current liabilities	159,385	112,392
Deferred revenue, less current portion	30,504	21,318
Deferred rent, less current portion	2,104	1,349
Other non-current liabilities	6,328	1,248
Convertible senior notes due 2013	75,899	—
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,154,436	1,128,903
Treasury stock	(1,428)	(903)
Accumulated deficit	(882,448)	(876,362)
Accumulated other comprehensive income	—	(179)

Total stockholders’ equity	270,562	251,461

Total liabilities and stockholders’ equity	$544,782	$387,768

BLUE COAT SYSTEMS, INC.

Table 4

RECONCILIATION OF PROJECTED GAAP NET INCOME

TO PROJECTED NON-GAAP NET INCOME

(In thousands, except per share amounts)

	Three Months Ended January 31, 2008
	Low	High
Projected GAAP Net Income	$(4,610)	$(1,103)
Add back:
Stock based compensation expense (A)	5,239	5,239
Fair value adjustment of acquired inventory (B)	5,118	5,118
Amortization of intangible assets (C)	3,286	3,286
Expenses for matters related to the stock option investigation (D)	500	500
Tax impact of aforementioned adjustments	(4,243)	(4,243)

Projected Non-GAAP net income	$5,290	$8,797

Projected GAAP Net Income per Share	$(0.12)	$(0.03)
Add back:
Stock based compensation expense (A)	0.12	0.12
Fair value adjustment of acquired inventory (B)	0.11	0.11
Amortization of intangible assets (C)	0.07	0.07
Expenses for matters related to the stock option investigation (D)	0.01	0.01
Tax impact of aforementioned adjustments	(0.09)	(0.09)
Anti-dilution adjustment for GAAP-based net loss	0.02	0.01

Projected Non-GAAP net income per share	$0.12	$0.20

Blue Coat uses non-GAAP financial measures of income for internal evaluation and to report the results of its business. These non-GAAP financial measures are not in accordance with, nor an alternative to, GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Blue Coat believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. Blue Coat believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as stock-based compensation expense, expenses associated with matters related to the stock option investigation and related restatement of the Company’s consolidated financial statements, amortization of intangible assets, legal settlement expenses, restructuring expenses, and tax benefit adjustments. In addition, the Company’s management and board of directors use certain non-GAAP financial measures in developing operating budgets and in reviewing the Company’s financial results of operations, since items such as stock-based compensation expense, expenses associated with matters related to the stock option investigation and related restatement of the Company’s consolidated financial statements, amortization of intangible assets, legal settlement expenses, restructuring expenses, and tax benefit adjustments do not impact its current resource allocation decisions. Additionally, the Company believes that inclusion of the non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

(A)	Stock based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units, and employee stock purchase plan awards determined in accordance with SFAS No.123(R).

(B)	The fair value adjustment of inventory eliminates the profit in acquired inventories.

(C)	Amortization of intangible assets consists of non-cash charges arising from prior acquisitions.

(D)	These expenses are related to the Company’s stock option investigation and related restatement of the Company’s consolidated financial statements, which is discussed in detail in the Company’s annual report on Form 10-K for the year ended April 30, 2008.